----------------------------------------------

             BETWEEN: JOHN RICHARD CAMPBELL and ROBYN LORNA CAMPBELL


                                 ("THE VENDOR")


             AND: BROCKER INVESTMENTS (NZ) LIMITED

                  ("THE PURCHASER")



             ----------------------------------------------

                     AGREEMENT FOR SALE AND PURCHASE
                                OF SHARES


             ----------------------------------------------








             ----------------------------------------------

                                ED JOHNSTON & CO
                                   SOLICITORS
                                     LEVEL 1
                              370 GREAT NORTH ROAD
                                 PO BOX 21 850
                                 WAITAKERE CITY

MEMORANDUM OF AGREEMENT made this 31st day of March, One thousand nine hundred and ninety five




BETWEEN        JOHN  RICHARD   CAMPBELL  and  ROBYN  LORNA   CAMPBELL   both  of
               Christchurch, Company Directors (hereinafter called "the Vendor") of the first part

AND BROCKER INVESTMENTS (NZ) LIMITED at Auckland (hereinafter called "the Purchaser") of the second part

AND BROCKER INVESTMENTS LIMITED, a corporation incorporated pursuant to the Laws of the Province of Alberta, Canada (hereinafter called "Brocker Investments Limited (Canada)") of the third part

AND SOLSTAT INDUSTRIES LIMITED a duly incorporated company carrying on business at Auckland (hereinafter called the "Company") of the fourth part


WHEREAS


A. THE Company carries on business at Auckland and other parts of New Zealand and has a nominal share capital of ONE MILLION DOLLARS ($1,000,000.00) divided into 1,000,000 fully paid up ordinary shares of ONE DOLLAR ($1.00) each.

B. THE Vendor is the legal and beneficial owner of the shares in the capital of the Company as set opposite their respective names in Schedule "A" hereto (hereinafter called "the said shares") and the trade matrix, "Solstat" and "Solstor".


                                                                         [INIT.]

C. THE Vendor has agreed to sell to the Purchaser the respective shares in the capital of the Company with all rights attaching thereto including the trade marks "Solstat" and "Solstor" and the Purchaser has agreed to purchase from the Vendor the said shares in the proportions nominated by the Purchaser at and for the total purchase price equivalent to the net asset value of the Company as at the 31st of October 1994 (determined in accordance with Clause 3.3 herein) plus the sum of $500,000.00 plus G.S.T. (if any) (see Clause 18) (hereinafter called "the Purchase Price").

D. THE Vendor and the Purchaser are now desirous of formalizing such verbal arrangement in writing.


NOW IT IS MUTUALLY AGREED as follows:

1.1  INTERPRETATION

     (a) JOHN RICHARD CAMPBELL and ROBYN LORNA CAMPBELL are herein collectively referred to as the "Vendor" and are each individually referred to as the "Vendor".

     (b)  THE headings herein (if any) contained are intended for convenience of
          reference   only  and  shall  form  no  part  hereof  nor  affect  the interpretation of this Agreement.

     (c) IF any covenant, obligation or provision contained in this Agreement or the application thereof to any person or circumstance shall to any extent be found to be invalid or unenforceable, the remainder of this Agreement or the application thereof to any person or circumstance shall not be affected thereby and each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.


                                                                         [INIT.]

     (d) THE words in all the covenants, provisos, conditions and agreements herein contained which impart the singular number or the masculine gender shall be read and construed as applying to the plural and each and every corporate, male or female party hereto and to its and their heirs, executors, administrators, personal representatives and successors and assigns, as the case or context requires.

     (e) THIS Agreement shall be governed by and interpreted in accordance with the laws in force in New Zealand. The parties hereto irrevocably refer to the jurisdiction of the Courts of New Zealand for the determination of all matters arising hereunder.

     (f) THIS Agreement constitutes the entire agreement between the parties and supersedes all prior contracts, agreements and undertakings between the parties. No modification or alteration of this Agreement shall be binding unless executed in writing by these parties. There are no representatives, warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

     (g) THE terms, conditions, covenants, agreements, obligations and proviso contained in this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives and successors and assigns.

     (h)  TIME shall be of the essence hereof.

     (i) UNLESS stated otherwise, all reference to "Dollars" or "$" shall mean New Zealand funds.


2.   SALE AND PURCHASE OF SHARES


                                                                         [INIT.]

THE Vendor shall sell and the Purchaser shall purchase all the shares in the Company with all rights attaching thereto together with the trade marks "Solstat" and "Solstor".


3.   PURCHASE PRICE

3.1 THE purchase price for the shares shall be that sum equivalent to the sum total of the nett tangible asset value of the Company as at the 31st of October 1994 (being a sum not less than $1,000,000.00), (as determined in accordance with Clause 3.3) together with the sum of $5,000,000.00.

3.2 THE date of settlement shall be the 31st day of July 1995 (hereinafter called "the Settlement Date").

3.3 IN order to determine the Purchase Price in accordance with the provisions of the preceding sub-clause the parties agree that the firm of COOPERS & LYBRAND, Chartered Accountants, Whangarei shall complete a review of the financial information of the Company as at the 31st day of October 1994 in order to confirm the nett tangible asset value of the Company as at the 31st day of October 1994 and shall undertake on the 31st day of March 1995, or as soon as practicable thereafter, an audit of the Company's financial position (including a stock-take in respect of the Company's stock-in-trade). The audit shall exclude from the net asset value calculation the following:

     (a)  any obsolete and unsaleable items of stock
     (b)  any unusable or unserviceable items of plant, fixtures and fittings
     (c) all debtors having an age of one hundred & twenty (120) days or more as at the date of the audit and any known bad debts existing at that date.

     The audit shall recognize the trade marks "Solstat" and "Solstor" PROVIDED HOWEVER that for the purpose of the audit referred to herein no value shall be


                                                                         [INIT.]

     attributed to the trade marks "Solstat" and "Solstor".

     Otherwise, the audit shall be carried out in accordance with generally accepted accounting principles applied on a consistent basis.

     Any dispute in this regard shall be referred for determination to the President of the NZ Society of Accountants for the time being or his nominee, whose decision shall be final.


3.4 THE parties shall use their best endeavours to complete the audit referred to herein as soon as practicable after the 31st day of March 1995.

3.5 THAT in the event that debtors and known bad debts existing at the 31st day of March 1995 (whether included in the audit of Coopers and Lybrand in terms of Clause 3.3 as being part of the net tangible asset of the Company, or otherwise) are not paid within one hundred & twenty (120) days or date of invoice by the Company then such sum of debtors and known bad debts (including G.S.T) (hereinafter called "Bad Debts") shall be deducted from the Purchase Price on the Settlement Date, and such Bad Debts shall then become the sole property of the Vendor.

     The Purchaser hereby agrees after the Settlement Date to endeavour to collect all outstanding debtors and those sums collected will be treated as the property of the Vendor and forthwith be credited to their solicitor's trust account or otherwise as directed by them.

3.7 THE Purchase Price excludes interest and the parties agree that where in relation to this Agreement it is necessary to determine an acquisition price for the


                                                                         [INIT.]

purposes of Sections 64B and 64M of the Income Tax Act 1976 the consideration payable under this Agreement is the lowest price the parties would have agreed upon for the sale and purchase of the shares in terms of Paragraph (c)(1) of the definition of a "core acquisition price" in Section 64B of that Act.

4    PAYMENT OF PURCHASE PRICE
4.1  THE Purchase Price shall be paid as follows:

     (a) THE sum of FIFTY THOUSAND DOLLARS ($50,000.00) by way of deposit and in part payment of the Purchase Price on the execution of this Agreement. This sum shall not be refundable to the Purchaser unless the Vendor shall default in settlement of this Agreement.

     (b) THE balance of the Purchase Price (hereinafter called "the balance of Purchase Price") shall be satisfied as follows:

          (i) AS to the sum representing 60% of the Purchase Price, in cash in one lump sum, including any payments already made.

          (ii) AS to the balance of the Purchase Price by way of transfer to the Vendor of fully paid ordinary shares in BROCKER INVESTMENTS LIMITED (CANADA) equivalent in value to 40% of the Purchase Price and otherwise in accordance with the provisions of Clause 21 herein.

          The Purchase Price shall be allocated amongst the Vendors (and/or their respective nominees) on a pro rata basis in accordance with the number of the said shares that they hold.

          The Vendor may elect to alter the proportions of consideration referred to herein that are paid in cash or by way of shares in BROCKER INVESTMENTS LIMITED (CANADA) PROVIDED HOWEVER that any


                                                                         [INIT.]

     such election shall not entitle the Vendor to require the Purchaser to pay more than 60% of the Purchase Price in cash.

     (c) ON the Settlement Date and as at the Settlement Date, the Purchaser will forthwith arrange to repay, refinance or rearrange the Company indebtedness with Wesptac Banking Corporation and shall arrange for the Vendor to be unconditionally released from the Guarantees given in respect of such indebtedness.

4.2 ALL parts of the Purchase Price not paid on the due date bear interest at the rate of 5% above the Bank of New Zealand base lending rate (commercial) such interest to be calculated on a daily basis and to be payable upon demand.

5. NOTWITHSTANDING the transfer now made by the Vendor to the Purchaser of the said shares so sold, such transfer of shares is hereby acknowledged by the Purchaser to be without prejudice to the repayment of the said monies (if any) still owing to the Vendor hereunder and to the Vendor's rights to recover the same from the Purchaser.

6.1A ON the Settlement Date the Vendor will hand to the Purchaser at the office of the Vendor's Solicitor or such other place as may be mutually agreed upon:

     (a) TRANSFERS of the said shares in the Company to the Purchaser executed by the Vendor (and each of them) in registerable form.

     (b)  THE share certificates (if any) for the said shares.

     (c) RESIGNATIONS in writing of the Vendor and all Officers of the Company including Directors and Secretary (excluding the vendor, JOHN CAMPBELL) and an acknowledgement by each of them, and by each and every Shareholder of the Company, that no monies are owing to any of them whatsoever whether by way of fees, salary or otherwise.


                                                                         [INIT.]

     (d) COMMON Seal, Certificate of Incorporation, Share Register, Mortgage Register, Minute Book, Books of Account, Memorandum and Articles of Association, Ownership documents of all descriptions (including Certificates of Title of land (if the Company owns land) and motor vehicle registration papers), all other books, papers and assets of the Company together with any Leases including Leases of real estate (subject to the provisions of paragraph 7(u)).

     (e) A Certificate to the effect that all representations and warranties provided by the Vendor and the Company in this Agreement are true and correct on and as at the Settlement Date.

     (f) CERTIFIED copies of Resolutions of the Company authorising the transfer of the said shares to the Purchaser and the issue of share certificates representing the said shares registered in the name of the Purchaser.

     (g) EXECUTED escrow agreement(s) that may be required or requested by The Albert Stock Exchange.


6.1B ON the 31st day of march 1995, and only after payment of the deposit of $50,000.00 referred to in Clause 4.1(a) hereof, the Vendor and the Company shall accept appointment of MICHAEL RIDGWAY as a Director of the Company

6.2 THE Purchaser and BROCKER INVESTMENTS LIMITED (CANADA) represent and warrant to the Vendor and acknowledge that the Vendor is relying upon such representations and warranties as follows:

     (a) THE Purchaser is a duly incorporated, validly subsisting company under the Laws of New Zealand and has the requisite corporate power and


                                                                         [INIT.]

          authority to own its assets, to conduct its business as it is now being conducted and is duly qualified to carry on business in each jurisdiction in which the nature of its business makes such qualification necessary;

     (b) BROCKER INVESTMENTS LIMITED (CANADA) is a duly incorporated validly subsisting corporation under the laws of the Province of Alberta, Canada, and has the requisite corporate power and authority to own its assets, to conduct its business as it is now being conducted and is duly qualified to carry on business in each jurisdiction in which the nature of its business makes such qualification necessary;

     (c) THIS Agreement has been properly authorised, executed and delivered under the corporate seals of the Purchaser and BROCKER INVESTMENTS LIMITED (CANADA) and constitutes a legal, valid and binding obligation of the Purchaser and BROCKER INVESTMENTS LIMITED (CANADA) enforceable in accordance with its terms;

     (d) THE execution and delivery of the Agreement and the acquisition by the Purchaser of the said shares in accordance with the terms of this Agreement will not violate or result in a breach of or default under any judgement, decree, order, statue, law, regulation, instrument or Agreement to which the Purchaser is party, subject or bound;

     (e) ALL necessary corporate action and procedures have been or will be taken and all necessary consents and approvals have been or will be obtained to enable the Purchaser and BROCKER INVESTMENTS LIMITED (CANADA) to enter into this Agreement and consummate the transaction contemplated hereby (subject to the conditions referred to in Clause 23 hereof);

     (f) BROKER INVESTMENTS LIMITED (CANADA) is a "Reporting Issuer" as that term is defined in the Securities Act (Alberta) and its common shares are listed and posted for trading on The Alberta Stock Exchange.

6.3 THE representations and warranties of the Purchaser and BROCKER INVESTMENTS LIMITED (CANADA) contained in Clause 6.2 hereof shall be


                                                                         [INIT.]

     for the benefit of the Vendor, and the Purchaser and BROCKER INVESTMENTS LIMITED (CANADA) acknowledge and confirm that the Vendor is relying upon such representations and warranties. The Purchaser and BROCKER INVESTMENTS LIMITED (CANADA) shall give the Vendor written notice of any facts which may give rise to a claim under Clause 6.2 hereof with reasonable diligence after such facts come to their attention.

6.4 THE representations and warranties contained in Clause 6.2 hereof shall be true and correct on the Settlement Date and shall survive the settlement of the transaction contemplated by this Agreement and remain in full force and effect for the benefit of the Vendor.

7. EXCEPT as otherwise specifically provided in this Agreement the Vendor, in consideration of the Purchase Price, warrants to the Purchaser as follows:

     (a) THAT the capital of the Company is as set out in the recitals to this agreement and that all the said shares in the capital of the Company are paid up in full and in the case of shares fully or partly paid up otherwise than for cash, that all the provisions of Section 60 of the Companies Act 1955 have been duly complied with.

     (b) THAT subject to the existing indebtedness with Westpac Banking Corporation the said shares are free from any lien, charge or other encumbrance whatever and that no person other than the Vendor respectively has any legal or equitable interest in the said shares.

     (c)  THAT there are no monies owing to the Vendor respectively by the


                                                                         [INIT.]

          Company in respect of the said shares.

     (d) THAT the Vendor shall not permit to be passed before the Settlement Date any resolution by the Company altering its share capital or changing its name.

     (e) THAT as shareholders of the Company the Vendor (and each of them) doth hereby waive any pre-emptive rights which they may have in respect of the said shares in the Company held by every other shareholder.

     (f) THAT as at the Settlement Date the secured company liability to the Vendor is to be off set against the Shareholder's loan accounts and the nett balance thereof to be deducted from the Purchase Price.

          The Vendor reserves the right to distribute shareholder's salaries out of profit accumulated as at the 31st day of March 1995 from the 1st day of November 1994.

     (g) THAT no matters of substantial policy of the Company will be decided prior to the Settlement Date without reference to the Purchaser and the approval in writing of the Purchaser which approval shall not be unreasonably or arbitrarily withheld.

     (h) THAT they shall not declare, or pay, any distribution or profit or capital to themselves or any other party in respect of income for the year ended 31 March 1995 or the Settlement Date (whichever is the later) or incur any expenditure up to the Settlement Date other than in respect of salaries at the current rate, motor vehicle expenses, telephone expenses, interest, entertainment expenses and usual operating and trading expenses


                                                                         [INIT.]

          at levels already established.

     (i) THAT from the date of this Agreement the Vendor being all the Shareholders of the Company shall, if required by the Purchaser, continue to provide services to the Company on the same terms and conditions currently applying up to the Settlement Date and shall be reimbursed by the Company for such services on the basis currently existing.

     (j) THAT they shall secure the passing of Directors' Resolutions approving the share transfers transferring their holdings of the said shares in the Company to the Purchaser and or its nominee.

     (k) THAT there are no material contracts, contingent liabilities or arrangements existing or contemplated relating to the Company (including, but not limited to, agreements with staff, suppliers or customers) other than as already disclosed to the Purchaser or those which arise in the normal course of reasonable and prudent business operation.

     (l) THAT no legal proceedings of any kind are being taken against the Company and that the Vendor (and each of them) is not aware of any litigation or legal proceedings against the Company pending or threatening, or circumstances which may give rise to the same.

     (m) THAT they are not aware of any cause of action in respect of which the Company is not fully indemnified against breach of contract, or other matter which could or might be used for the purpose of commencing proceedings either civil or criminal against the Company.

     (n) THAT the Company has, as and when required by Law, rendered to the Revenue authorities all necessary returns (including, but not limited to, returns in respect of Goods and Services Tax, PAYF, Income Tax and


                                                                         [INIT.]

          Fringe Benefit Tax) and that such returns have been made on a proper basis and that there is no dispute outstanding with the Revenue authorities in respect of the same and that all tax for which the Company is, or has been liable, has been paid for the period ending on the Settlement Date.

     (o)  THAT  all  current  licenses,  authorities,   permits  and  agreements
          required to carry on the business of the Company are at the date hereof and will at the Settlement Date be in full force and effect.

     (p) THAT prior to the Settlement Date the Company shall have complied with all the requirements of the Companies Act 1955 and any Act or Acts amending the same in relation to the filing of annual returns and any other documents required to be filed with the Registrar of Companies.

     (q) THAT on Settlement Date there will be no pension, retiring allowance or other benefit payable by the Company to any employee or Officer of the said Company (either Director, Secretary or otherwise) on their retirement or resignation from office or termination of their employment with the said Company.

     (r) THE Vendor shall indemnify and save harmless the Purchaser against any costs and damages suffered by the Purchaser arising from any liability that may exist in respect of Agreements and arrangements entered into prior to the Settlement Date between the Vendor, or the Company and third parties.

     (s) THAT the Vendor shall complete at their own cost in all things any audit of the Company for the period up to the Settlement Date if an audit of the Company is required by the Revenue Authorities at any time.

     (t) THAT the net profit of the Company after tax is that which is recorded as at the 31st day of October 1994 in the attached books of account of the


                                                                         [INIT.]

          Company attached hereto and marked "Schedule B".


     (u) THE Vendor warrants that it has complied in all respects with the terms of all Leases between the Company and third parties in respect of real estate, buildings or otherwise AND FUTHERMORE the Vendor warrants that it shall not commit the Company to any new or renewals of Leases in respect of real estate, buildings or otherwise without the written consent of the Purchaser.

     (v) THAT it is complied with all terms of agency agreements and dealerships and that the same will at the Settlement Date be in full force and effect and that the Vendor shall take all steps to ensure the smooth and cooperative maintenance of agreements and dealerships after the Settlement Date.

     (w) THAT the Vendor has not provided to any third party any options in respect of the shareholding referred to herein.

     (x) THAT the Vendor warrants that he has not received any claim or notification from any third party (including customers, purchasers or otherwise) as to the failure of any product or service provided to such third party by the Company and furthermore the Vendor hereby indemnifies and saves harmless the Purchaser and the Company against any claim which may arise at any time in connection with such failure where such failure is shown to have occurred on or before the Settlement Date.

     (y) THERE are no outstanding warrants, options or rights to acquire the said shares or other securities of the Company, or the business, assets or undertaking of the Company, or any part thereof, and furthermore, for clarity, but not so as to limit the generality of the foregoing, no person, firm or corporation has any option or right (whether at Law, pre-emptive,


                                                                         [INIT.]

          contractual, equitable or otherwise) capable of becoming an agreement to purchase all or any portion of said Shares, or the business, assets or undertaking of the Company or any shares or securities of the Company.

     (z) THAT the Vendor shall use its best endeavours to complete all filings and other matters that may be required to comply with the applicable securities laws and The Alberta Stock Exchange requirements in order to give full force and effect to this Agreement.

     (aa) THE said shares represent 100% of the issued and outstanding shares in the capital of the Company and are legally and beneficially owned by the Vendor herein.

     (bb) THE execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of and compliance with the terms and provisions hereof do not and will not:

          (i)  result in the breach of or violate any term or  provision  of the
               charter,   constitution,   articles  of   association,   by-laws,
               governing documents or internal resolutions of the Company,

          (ii) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by any agreement, instrument lease, license, permit or authority to which the Vendor or the Company are party or is subject or by which the Vendor or the Company are bound,

          (iii)result in the creation of any lien, charge or encumbrance against the Company or upon the business, assets or undertaking of the Company, purchase, termination, cancellation or acceleration, or

          (v) violate any provision of law, statue, rule or administrative regulation or any judicial or administrative order, award, judgment or degree binding on or applicable to the Vendor or the Company,

          (cc) THERE is not and will not be any action, claim, proceeding, suit or governmental investigation contingent, in progress, pending or threatened, which may affect the said shares, the Company or the business, assets or undertaking of the Company in any manner whatsoever or which may affect the ability of the Vendor to consummate the transactions contemplated by this Agreement;

          (dd) THERE are no court actions, charges, judgments, writs, decrees or injunctions in existence, contemplated or threatened, against or in respect of [ILLEGIBLE]

          (ee) THE Vendor and the Company have done no act or thing whereby the vendor's title to or interest in the said shares, may be cancelled, determined or in any way diminished;

          (ff) THE Vendor and the Company have done no act or thing whereby the Company's title to or interest in its business, assets or undertakings may be cancelled, determined or in any way diminished;

          (gg) ALL necessary consents, authorizations and approvals will be obtained by the Vendor and the Company and all necessary laws, regulations, rules and orders have been complied with by the Vendor and the Company to enable the valid transfer of the said shares to the Purchaser pursuant to the terms and conditions of this Agreement;


                                                                         [INIT.]

          (hh) THIS  Agreement  has  been  properly  authorised,   executed  and
               delivered by the Vendor and the Company and constitutes legal, valid and binding obligations of the Vendor and the Company;

          (ii) THERE are no transfer or resale restrictions on or attached to the said shares other than as have been disclosed to the Purchaser and which have been satisfied;

          (jj) NEITHER the Vendor nor the Company have entered into any shareholder agreement or similar agreement with respect to or affecting the said shares.

          (kk) THE Vendor has not entered into any arrangement or agreement in respect of brokerage or finders' fees or commissions for which the Purchaser or the Company is or may become liable, except as otherwise stated herein.

          (ll) EACH and every Vendor is a resident of New Zealand.

          (mm) THE Company

               (i) is a duly incorporated company, validly subsisting under the laws of New Zealand,

               (ii) has the  requisite  company  power and  authority  to own or lease its properties and assets and to conduct its business as it is now being conducted,

              (iii) holds     all     requisite     licences,     registrations,
                    qualifications, permits and consents necessary to enable it to conduct its business as it is now being conducted,


                                                                         [INIT.]

               (iv) is duly qualified to carry on business in each  jurisdiction in which the nature of its business makes such qualification necessary;

          (nn) THE Company has not mortgaged, pledged, charged, encumbered, sold or alienated any of its properties, assets or businesses in any manner whatsoever and the title in the Company to its respective properties, assets or business is not otherwise subject to the interest or right of any person claiming by, through or under the Vendor or the Company except as otherwise as set forth and described in Schedule "B" hereof.

          (oo) THE Vendor and the Company are not aware of any material defects in the title of the Company to its properties, assets, business or undertaking;

          (pp) THE Vendor and the Company are not obligated to obtain the consent of any person or to provide notice to any person with respect to the transactions contemplated by this Agreement, nor do the transactions contemplated by this Agreement give rise to any rights of first refusal or pre-emptive, preferential or similar rights of purchase;

          (qq) NO contractual commitments or authorisations for expenditures, whether oral or written, in respect of the Company or the properties, assets or business of the Company have been given, entered into, made or effected the Vendor or the Company, except those which have been disclosed to the Purchaser in writing by the Vendor, those which have been entered into by the Company in the ordinary course of its business to provide products and services to its clients, and as disclosed in the Company's accounts attached hereto as Schedule "B".

          (rr) THE Vendor and the Company have made available to the Purchaser all material information with respect to the business and affairs of the Company and all material agreements, undertakings and arrangements to


                                                                         [INIT.]

               which the Company is a party, subject or bound;

          (ss) THE authorised and issued capital of the Company is as follows:

                 Capital                  Authorised           Issued
                 -------                  ----------           ------

                 $1,000,000.00            $1,000,000.00        $1,000,000.00

          (tt) THE said shares have been duly authorised and issued by the Company as fully paid shares;

          (uu) THE Company has no subsidiaries

          (vv) THE Company is not a party to any agreement or commitment to acquire any subsidiary, business, operation or assets;

          (ww) THE Company has no liabilities or obligations, contingent or otherwise, except as set forth and described in Schedule "B" hereto, and except those which have been disclosed to the Purchaser in writing by the Vendor;

          (xx) THE Company has no benefit plan or profit sharing plan or similar arrangement, except those which have been disclosed in writing to the Purchaser by the Vendor;

          (yy) THE Company is not a manager or partner in any partnership or joint venture

          (zz) THE Company has no leases or other arrangements for office space, office equipment or other assets, except those which have been disclosed in writing to the Purchaser by the Vendor and as outlined in Schedule "D" hereof.


                                                                         [INIT.]

(aaa)     THE Company has not resolved or undertaken to:

          (i) wind up its business or make any alterations to its Articles of Association or Constitution or to change its name

          (ii) make  any  guarantee,   endorsement,   accommodation  or  similar
               arrangement

          (iii)dispose of any of its properties or assets, except in the ordinary course of business

          (iv) write off, surrender or abandon any accounts receivable or any right of claim

          (v) pay dividends, bonuses or other distributions of any nature or kind, except as provide for herein

(bbb) THE Vendor is not a creditor of the Company except as set out and described herein or in Schedule "B"

(ccc) ALL of the acts of the directors, officers and shareholders of the Company have been duly authorised by the necessary company proceedings, and the Company is not in contravention of any law, bylaw, statue, rule, regulation, order, award, judgment or decree;

(ddd) ALL income tax returns of the Company required by law to be filed for period ending on or before the Settlement Date and all present and contingent tax liability with respect to such returns has been duly and properly paid in full by the Company, the Company has not received a Notice of Reassessment and the Company and the Vendor has no reason to believe the Company may be reassessed;


                                                                         [INIT.]

(eee) THE Company's accounts attached hereto as Schedule "B" have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, constitute a true, accurate and complete statement of the affairs and financial position of the Company for the period indicated including, without limitation, provision for taxes,

(fff) THE Company has not made any employment contracts or other arrangements with any officers, agents, servants or employees of the Company (other than those which have been disclosed to the Purchaser) which are terminable on more than one (1) month's notice or which provide for any payment in excess of normal salaries or wages, and there are no outstanding loans or guarantees for such persons;

(ggg) NO substantial adverse change has occurred to the financial position, physical assets or affairs of the Company since the date of the Company's accounts attached hereto as Schedule "B" and the business of the Company has been and will be conducted in the usual and business like manner in the period from the date of this Agreement to the Settlement Date.

(hhh) THE financial and company records (including the minute book) of the Company are substantially complete and correct in all material respects;

(iii) THE Company is in compliance with all environmental and hazardous chemicals and materials legislation

(jjj) THE Company has paid to date all amounts due or owing to any level of government for taxes, including company taxes and fees, G.S.T., employee withholdings and remittances and licensing fees

(kkk) THE Company has insurance on all of its assets and properties with financially sound and reputable insurance companies against such perils as


                                                                         [INIT.]

          is usual with companies holding similar assets and properties and in an amount not less than their full insurable value, and all premiums on the same have been paid to the Settlement Date.

(lll) THAT the Vendor shall terminate the Company's superannuation scheme and distribute the proceeds and benefits thereof to the beneficiaries of the scheme as at the 31st of March 1995.


7.A NEITHER party shall, without the express consent of the other, make use of (whether for its own purposes or otherwise), or divulge to any person, firm, company or other entity whatsoever, any information or facts relating to any aspect of this Agreement or matters whatsoever relating thereto except in order to facilitate and advance the process of settlement of this Agreement.

8. NO covenant or warranty on the part of the Vendor or of the Purchaser shall be merged or become of no effect upon settlement hereof or any assurances pursuant hereto but the same shall remain outstanding and binding upon the Vendor and his respective Executors and Administrators and the Purchasers according to the tenor thereof.

9. THE Purchaser shall procure by the Settlement Date the release of the Vendor from all guarantees, indemnities, and other personal covenants, undertaking, liability for the debts or liabilities of the Company (except in relation to the Leases of the Company's premises) and shall indemnify and save harmless the Vendor from and against all liabilities of the Company, except to the extent that such may be the subject of indemnity by the Vendor to the Purchaser or the Company by virtue of this Agreement.

     The Purchaser shall use its best endeavours to obtain release of the Vendor's guarantees given in respect of the Company's premises.

10. EACH of the parties undertakes to take all steps, sign all documents and exercise all rights including voting rights necessary to carry this agreement into effect.


                                                                         [INIT.]

11. ALL differences of disputes which may arise between the parties hereto or any of them touching or concerning this agreement or the construction thereof or the rights or liabilities of any part hereunder shall be determined by the arbitration of a single arbitrator if the parties can agree on one or failing such agreement by two arbitrators (one to be appointed by the Vendor and the other by the Purchaser) and their umpire in accordance with the Arbitration Act 1980.

12. (i) IF the Purchaser shall make default in payment of any instalment of the purchase monies hereby agreed to be paid or in the performance or observance of any other stipulation or agreement on the part of the Purchaser herein contained and such default shall be continued for the space of fourteen (14) days, the time for such payments and performances fixed by this agreement being strictly of the essence of the contract, then and in such case the Vendor without prejudice to their other remedies forthwith or at any time hereafter may at their option exercise all or any of the following remedies, namely:

          (a) ENFORCE specific performance of this Agreement including the payment of all monies payable hereunder in which case the whole of the unpaid purchase monies shall be deemed to have become due and payable to the vendor notwithstanding that the due date of payment thereof as aforesaid may not have arrived.

          (b) RESCIND this contract of sale and thereupon all monies hereto before paid shall be forfeited to the Vendor.

          (c) RE-ENTER upon and take possession of the lands and properties of the Company without the necessity of giving any notice or making any form of demands.

          (d)  RESELL the said shares in the Company either by public auction


                                                                         [INIT.]

               or private contract subject to such stipulations as they may think fit and any deficiency in price which may result on and all expenses attending a resale or attempted resale shall be made good by the purchaser and shall be recoverable by the Vendor as liquidated damages the Purchaser receiving credit for any payment in reduction of the Purchase Price. Any increase in price on resale after reduction of expenses shall belong to the Purchaser.

          (e) TO claim from the Purchaser interest on the unpaid portion of the Purchase Price at that interest rate being 5% above the Bank of New Zealand based lending rate (commercial) from the due date on a daily basis and to be repayable upon demand.

     (ii) IF the Vendor shall make default in the performance or observance of any stipulation or agreement on the part of the Vendor herein contained (hereinafter called "the Default") then the Purchaser without prejudice to its other remedies, may forthwith, or at any time hereafter at its option, exercise all or any of the following remedies:

          (a)  ENFORCE specific performance of this Agreement

          (b) RESCIND this Contract of sale and thereupon all monies hereto before paid shall be refunded to the Purchaser forthwith as liquidated damages together with interest on such sums at the interest rate of 10% per annum from the date (or dates) of payment by the Purchaser until repayment.

          (c) CHARGE to the Vendor an amount representing 10% per annum of the Purchase Price by way of damages (hereinafter called "penalty interest") for the period from the Settlement Date (or the date of default whichever is earlier) to the date upon which the Vendor shall have performed or observed the said stipulations or


                                                                         [INIT.]

               agreements on the part of the Vendor herein contained or otherwise remedied the default. The said sum of penalty interest shall be deducted from the Purchase Price at the Purchaser's option in the event that this Agreement is eventually performed.

          (d) RECEIVE all profits and rents from the Company notwithstanding that the Settlement Date has passed and the Purchase Price remains unpaid.

13. IN consideration of the Purchaser entering into these presents at the request of the Vendor and each of them being Officers of the Comapny COVENANT with the Purchaser that they (and each of them) shall not for a period of one (1) year from the Settlement Date, or termination of employment with the Purchaser, Sealcorp Computer Products Limited or their respective subsidiaries (whichever is the later) either directly or indirectly carry on or be engaged or concerned or interested or in partnership with or as manager, agent or servant in any business or enterprise involved or associated with the sale at wholesale, retail or otherwise of all products of the type and nature currently sold by the Company (and its subsidiaries, if any), and the Purchaser (and its subsidiaries, if any) and Sealcorp Computer Products Limited (or any of its subsidiaries, if any). This restraint shall apply to the whole of New Zealand. This provision shall be altered to the extent and in respect of those shareholders and specifically referred to in Schedule "C" hereof. JOHN RICHARD CAMPBELL and ROBYN LORNA CAMPBELL being Officers of the Company shall each execute a Deed of Restraint of Trade providing for the terms referred to herein which Deeds of Restraint of Trade shall be made available to the Purchaser or its nominee, and any other party taking benefit thereunder, on the Settlement Date, and shall be prepared at the cost of the Purchaser.

14. THE Vendor (and each of them) warrant that all information provided and divulged to the Purchaser in respect of all matters touching upon this Agreement


                                                                         [INIT.]

     are true and correct and that no material omissions have been made in respect of the same and furthermore the Vendor (and each of them) HEREBY INDEMNIFY the Purchaser in respect of the full value of:

     (i) UNDISCLOSED liabilities whether revealed before the Settlement Date or after the Settlement Date, (whether contingent or otherwise, including, but not limited to, Income Tax, Goods and Services Tax, Fringe Benefit Tax and PAYE).

     (ii) FIXED Assets forming part of this Agreement which are not either available at the Settlement Date or are not in full operational order at the Settlement Date and to this end the Vendor shall provide to the Purchaser at the time of signing this Agreement a full and precise list of fixed assets including a list of plant fixtures and fittings.

15.1 (a) THE parties acknowledge that the Vendor shall pay to the Company's employees all monies due and owing to such employees up to the Settlement Date including but not limited to salary, wages, holiday pay, commissions, bonuses, and in respect of such payments where appropriate shall pay the same to the Purchaser on the Settlement Date in consideration for which the Purchaser on the Settlement Date in consideration for which the Purchaser shall then assume full responsibility for these payments on behalf of the Vendor to the Vendor's employees. In this regard the Vendor shall also provide to the Purchaser at the Settlement Date a full schedule of employees together with details relating to the payments referred to herein in respect of those employees.

     (b) THE Vendor shall provide to the Purchaser on execution of this Agreement the following:

          (i) A full list of the Company's employees together with the personal details of each employee.


                                                                         [INIT.]

          (ii) Current job descriptions of each employee

         (iii) Details   of  each   employee's   service   history   and  salary
               information

          (iv) Copies of each employee's Employment Contracts

          (v) All such other information as the Purchaser shall reasonably require.


15.2A THE purchaser shall provide to JOHN RICHARD CAMPBELL an Employment Contract with the Company on new terms and conditions which are acceptable to both parties. The terms and conditions of the employment contract shall include the following:

          (a)  Commnecement Date:       1 April 1995

          (b)  Income Package:          $100,000.00  on  target  earnings  which
                                        shall  include base salary of $75,000.00
                                        and  commissions.  Commissions  shall be
                                        based on the budget  performance  by the
                                        Company  for  the  ensuing   year  being
                                        equivalent to the gross profit of the Company for that previous twelve (12) months preceding the 31st of March 1995.

          (c)  Vehicle Allowance:       An   annual    vehicle    allowance   of
                                        $12,000.00




          (d)  Bonuses                  An annual bonus based on the performance
                                        of  the   Company  in  relation  to  the
                                        Company's  target  being  30%  above the
                                        gross  profit  for the  previous  twelve
                                        (12)  month   period  to  a  maximum  of
                                        $13,000.00 per annum payable in cash or by way of shares in BROCKER INVESTMENTS
                                        LIMITED (CANADA) (at the option of the Vendor).

15.2B THE Purchaser shall employ ROBYN LORNA CAMPBELL for that period 1 April 1995 to the Settlement Date at an annual salary of $12,000.00 per annum.

16. (i) IN consideration of the Purchase Price the Vendor (and each of them) give up the full right, interest and use of the name SOLSTAT


                                                                         [INIT.]

          INDUSTRIES LIMITED (or any part of that name as required by the Purchaser) from the Settlement Date and the Vendor (and each of them) shall execute all documents and do all things necessary to satisfy this provision including, if required by the Purchaser, execution of Transfer or assignment of Trade Mark or otherwise in favour of the Purchaser and/or its nominee.

     (ii) THE Vendor shall transfer to the Purchaser all of its intellectual property rights and interests (including all designs, logos, Trade Marks, names, licences, permits, consents and other authorizations) used by the Vendor and the Company in the conduct of the business of the Company.

17. SUBJECT to earlier provisions herein the parties shall bear their own costs in connection with preparation, execution and settlement of this Agreement and all incidental attendances thereto PROVIDED HOWEVER that the Purchaser shall meet the reasonable costs of the Vendor's solicitor in connection with preparation, execution and registration of the mortgage of shares referred to in paragraph 4.1(b) herein.


18. UNLESS otherwise expressly stated herein the parties are contracting on the understanding that the supply made pursuant to this Agreement is a supply within Section 11(1)(c) of the Goods and Services Tax Act 1985 on which G.S.T. is chargeable at the rate of zero percent PROVIDED THAT if it transpires that any G.S.T. is payable in respect of the supply then:

     (a) THE Purchaser shall pay to the Vendor the G.S.T. which is so payable in one sum on the Settlement Date or such later date that the parties may agree upon.

     (b) IF the supply under this Agreement is a taxable supply the Vendor shall deliver a tax invoice to the Purchaser on or before the Settlement Date or


                                                                         [INIT.]

          such earlier date as the Purchaser is entitled to delivery of an invoice under the G.S.T. Act.

     (c) WHERE G.S.T. is not paid to the Vendor by the Purchaser where such payment is legally payable, then the Purchaser shall pay to the Vendor

          (i) INTEREST at the rate of 10% per annum on the amount of G.S.T. unpaid from the date referred to in paragraph 21(a) herein until payment; and

          (ii) ANY default G.S.T., being any additional G.S.T. penalty or any other sum levied against the Vendor by reason of non payment within the meaning of the G.S.T. Act other than any sum levied against the Vendor by reason of a default by the Vendor after payment of G.S.T. to the Vendor by the Purchaser.

19. THE Purchaser will not exploit (whether directly or indirectly) for the Purchaser's own purposes any customer information or any other information imparted to or acquired by the purchaser in the course of the Purchaser's review of the business of the Company and in the course of all negotiations and other matters incidental to the sale and purchase. The Purchaser undertakes, that it will not, without prior written consent of the Vendor,:

     (a) USE this information for any purpose other than to consider whether to buy the said shares in the Company

     (b) DISCLOSE to any other party any information provided by the Vendor relating to the Company

     (c) COPY in any form any of the customer information provided to the Purchaser by the Vendor or acquired by the Purchaser, and, if required by the Vendor, shall return such information immediately to the Vendor and


                                                                         [INIT.]

          shall keep confidential such information.

     (d)  SOLICIT the Company's suppliers, distributors, clients or staff.

     This provision shall apply only up to the date that this Agreement becomes fully unconditional and is settled in full.

20. FOR the sake of clarity the parties acknowledge that the Company occupies those premises referred to in Schedule "D" as tenants.

21. (a) NOTWITHSTANDING the provisions of Clause 4.1(b) herein the Purchaser at its own unfettered and absolute discretion shall have the option of satisfying that portion of the purchase price as recorded in Clause 4.1(b) herein in cash in one lump sum instead of transferring to the Vendor shares in BROCKER INVESTMENTS LIMITED (CANADA) as otherwise provided for therein.

     (b) FOR the sake of clarity the parties acknowledge that the number of shares that shall be transferred to the Vendor (subject to the provisions of Clause 21(a) herein) in satisfaction of the balance of the Purchase Price in accordance with the provisions of Clause 4.1(b) herein shall be based on the said shares in BROCKER INVESTMENTS LIMITED (CANADA) having a value equivalent to the listed value of such shares on the Alberta Stock Exchange Canada at 10.00 a.m. (Canada time) on the settlement date. The parties shall also take into account the exchange rate between New Zealand dollar and the Canadian dollar at that time to the intent that the exchange rate shall be the buy rate in New Zealand dollars for Canadian dollars at 10.00 a.m. (Canada time) on the day the transfer of the said shares shall take place.


     (c)  THE Vendor acknowledges that the shares in BROCKER INVESTMENTS


                                                                         [INIT.]

          LIMITED (CANADA) shall be subject to such restrictions on transfer provided for by the Securities Act (Alberta) or such other Laws that may apply and that the shares in BROCKER INVESTMENTS LIMITED (CANADA) shall also be subject to such escrow conditions and other restrictions that may be impacted by The Alberta Stock Exchange. The Vendor hereby agrees to enter into such escrow agreement(s) that may be requested by The Alberta Stock Exchange.

22. EXECUTION of the Agreement by all parties referred to herein shall bind each of those parties to this Agreement as if they were contracting parties to the same in respect of those provisions to which their obligations [WORD?]

23.  THIS Agreement is conditional upon the following:

     (a)  APPROVAL  in  all  respects,   and  at  the  absolute  and  unfettered
          discretion, of the Board of Directors of BROCKER INVESTMENTS LIMITED (CANADA) by the 31st day of March 1995.

     (b) UPON the Purchaser, prior to the Settlement Date, obtaining from the Lessors under the Leases of the Company's premises confirmations that such Lessors consent to the transfer of the said shares without any onerous conditions being imposed by the Lessors as a pre-requisite to such consent being available to the Purchasers.

     (c)  APPROVAL  in  all  respects,   and  at  the  absolute  and  unfettered
          discretion, of the Securities Commission of Canada (or similar regulatory body for the time being in Canada).

     (d) APPROVAL in all respects, and at the absolute and unfettered discretion, of The Alberta Stock Exchange any other regulatory body (in addition to the body referred to in sub-paragraph (b) herein) being a body whose consent and authority is necessary to the transfer of shares in BROCKER


                                                                         [INIT.]


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




                                       32

          INVESTMENTS LIMITED (CANADA) as proposed in terms of these presents.

     The Vendor and the Company shall provide to the Purchaser and its solicitors access to all its financial, company and other records and information and shall provide to the Purchaser such other information that The Alberta Stock Exchange may require or such other information as the parties shall herein require in order to advance the approval of the conditions herein.

24   (i)       UPON payment of the deposit  referred to in Clause  4.1(a) herein the parties acknowledge that provided the Purchaser completes settlement of this agreement in accordance with the terms herein the parties agree that the Purchaser shall from the 31st day of March 1995 be the sole beneficiary of the Company's undertaking to which end the Vendor shall hold in trust for the Purchaser the said shares.

     (ii) THE outgoings and incomings of the Company shall be apportioned between the parties on the 31st day of March 1995.

     (iii)     THIS  provision  is  entirely   conditional  upon  completion  of
               settlement by the Purchaser as aforesaid.

25. THIS Agreement may be signed in any number of counterparts, each of which shall be signed by authorised signatories on behalf of the parties, which together shall constitute one agreement binding on the parties notwithstanding that the parties are not signatories to the original or same counterpart.

26. THE parties may sign a counterpart copy of this Agreement by photocopying a facsimile thereof and signing that photocopy. The transmission by facsimile by a party to another party of a counterpart copy of this Agreement so signed shall be proof of signature of the original and the signed facsimile so transmitted shall be deemed an original.


                                                                         [INIT.]


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




                                       33

                                   SCHEDULE A


JOHN RICHARD CAMPBELL                                  555,560 shares

ROBYN LORNA CAMPBELL                                   444,440 shares




                                   SCHEDULE B

                               COMPANY'S ACCOUNTS

     See Attached


                                   SCHEDULE C

The Restraint of Trade provision referred to in paragraph 13 of the Agreement shall, in respect of JOHN RICHARD CAMPBELL apply from the time he ceases employment with the Company, or BROCKER INVESTMENTS (NZ) LIMITED or SEALCORP COMPUTER PRODUCTS LIMITED (or any of their respective subsidiaries), whichever is the later and in respect of ROBYN LORNA CAMPBELL, the restraint provision referred to in paragraph 13 shall apply from the Settlement Date unless ROBYN LORNA CAMPBELL enters into employment with the abovementioned companies (or any of their respective subsidiaries) in which case the restraint provision referred to in paragraph 13 shall apply from the time she ceases employment with the said companies (or any of their respective subsidiaries).


                                   SCHEDULE D

Those premises at:

1.   32 Sheffield Crescent, Burnside, Christchurch

2.   66 Vivian Street, Te Aro, Wellington


                                                                         [INIT.]

IN WITNESS WHEREOF this Agreement has been executed the day and year first hereinbefore mentioned.



EXECUTED by the Vendor in the presence of:   }    [ILLEGIBLE]
                                             }    [ILLEGIBLE]


EXECUTED by the Purchaser                    }    [ILLEGIBLE]
in the presence of                           }    [ILLEGIBLE]


EXECUTED by Brocker                          }
Investments Ltd.                             }    Per:  [ILLEGIBLE]




                                                                         [STAMP]



                                     E-650